Exhibit 99.3

April 1, 2005 – July 31, 2005

Senior Vice President, Sales and Marketing

Amended Compensation Plan

Stephen Pace

NaviSite Confidential

The Information contained in this document is confidential and proprietary to NaviSite in nature. Neither this document nor its contents may be released or otherwise disclosed to non-NaviSite employees without the express written consent of the Chief Financial Officer.

NaviSite Confidential

April 1, 2005 – July 31, 2005
Senior Vice President of Sales and Marketing
Amended Compensation Plan

Table of Contents

SECTION

I.	INTRODUCTION

II.	PLAN DESCRIPTION

III.	COMMISSION PLAN POLICIES

IV.	PLAN ADMINISTRATION

V.	PLAN ACKNOWLEDGEMENT FORM

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PART I: INTRODUCTION

About NaviSite

The April 1, 2005 – July 31, 2005 Senior Vice President of Sales and Marketing Amended Compensation Plan (the “Plan”) has been created to support the growth and business objectives of NaviSite as well as rewarding the Senior Vice President of Sales and Marketing based on sales and marketing performance. Developed under the direction of the Chief Executive Officer and the Chief Financial Officer, the Plan reflects our commitment to provide incentives commensurate with performance and rewards based on achievement.

The Plan is comprised of the following five components:

1.	Base Salary - $255,000 for all of fiscal 2005 (in accordance with the offer letter dated June 10, 2004);

2.	Commission on total contract value (“TCV”), which shall be defined as the sum of (a) non-recurring revenue (“NRR”) and (b) recurring revenue, which shall be defined as the minimum monthly guaranteed revenue multiplied by the term of the contract, but excluding variable/usage billing (“MRR”) – up to $80,000 for all of fiscal 2005;

3.	Commission on Renewals – Up to $10,000 for all of fiscal 2005;

4.	Achievement of Corporate Financial Objectives – Up to an aggregate of $15,000 for Q-1 through Q-3 of fiscal 2005; and

5.	Achievement of Microsoft Objectives – Up to $15,000 for all of fiscal 2005.

Your target variable incentive is $120,000 for all of fiscal 2005. Your TCV commission rate is 0.205%. The Plan is effective April 1, 2005 through July 31, 2005 and supersedes any previous plans or compensation agreements that may be in effect. NaviSite may amend, supplement, supersede, or terminate this Plan or any other compensation plan, including plans for commissions and for bonuses, at any time and in its sole discretion. Any amendment, supplement, or exception to this Plan or any other compensation plan, including plans for commissions and for bonuses, will be effective only if (i) in writing and (ii) approved in writing by the Chief Executive Officer and/or the Chief Financial Officer. Examples contained in this Plan are for illustrative purposes only and are not legally binding. The amount of commission the Senior Vice President of Sales and Marketing may earn under this Plan is subject to the limitations of the Plan and the individual’s performance.

Earned Commissions

Commissions are earned for new sales of commission-eligible NaviSite products and services (the “Services”) to NaviSite customers, subject to the provisions of this Plan. Commissions are also earned for adding additional services that have a written and executed contract addendum, amendment, sales order, or service order which allows the Chief Financial Officer to identify the dollar amount that is in excess of the prior dollar amount of the Services sold. Hardware may be included, provided that (i) the flow-through margin on the entire transaction, including hardware

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is at least 60% and (ii) the transaction is approved by the Special Bid Committee. Re-billable travel-related expenses are excluded from quota and are not eligible for commission.

1. 50% of the commissions are deemed earned (subject to any chargebacks) upon execution of the contract. The other 50% of the commissions are deemed earned (subject to any chargebacks) as follows: with respect to commissions for NRR, upon receipt of payment in full of the first month’s NRR invoice; and with respect to commissions for MRR, upon receipt of payment in full of the first month’s MRR invoice.

2. Commissions will be paid as follows: 50% in the month following the receipt of the executed contract and the other 50% of the commissions shall be paid in the commission cycle immediately following 90 days after receipt of the original signed contract, except that NaviSite, at its discretion, may pay the earned commission over a period of six months where the MRR for a single contract exceeds $100,000 in value. The calculation and processing of the commission payment is managed in accordance with the regular monthly processing schedule. Commissions are not deemed earned to the extent there is any chargeback.

3. Notwithstanding anything herein to the contrary, a maximum of 150% of the TCV dollar amount for the transaction, in the aggregate, shall be allocated to all individuals participating in any transaction where there is involvement of more than one salesperson (e.g., field representative, channel representative, etc.), as determined in the next sentence, upon which each such individual’s commission rates shall then be applied. The percentage allocation to each participating individual, which shall be capped at 100% of each such individual’s commission rate, will be determined by the Chief Financial Officer based upon the relative involvement of the parties in the transaction (whether from a lead generation standpoint, nurturing opportunity, direct involvement in the sales process, etc.). For example, if “A” and “B” work on a transaction, the Chief Financial Officer might determine that “A” should receive 75% of the credit and “B” should receive 50% of the credit for closing the transaction. In that case, “A” will be paid a commission equal to 75% of the TCV for the transaction multiplied by “A”s full commission rate and “B” will be paid a commission equal to 50% of the TCV for the transaction multiplied by “B”s full commission rate. In each case, the TCV dollar value that is used to calculate the commission amounts received by “A” and “B” pursuant to this section will be included in the calculation of quota attainment and with regard to eligibility for accelerators.

Quotas

Your quarterly TCV quota is $14,624,250 ($4,874,750 monthly).

Achievement of Corporate Financial Objectives:

The Senior Vice President of Sales and Marketing shall also be entitled to receive up to $15,000 annually, paid $5,000 quarterly during the each of the first 3 fiscal quarters of 2005, if the Company achieves quarterly “GAAP” Revenue and EBITDA targets as presented to the Board of Directors on December 9, 2004, with 50% paid for GAAP Revenue and 50% for EBITDA at 100% of the target. Payout for GAAP Revenue will start at 95% of reaching the quarterly target

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paid at the % achieved up to 100% of the target. Payout for EBITDA will start at 85% of reaching the quarterly target paid at the % achieved up to 100% of the target

Achievement of Microsoft Business Solutions Objectives:

The Senior Vice President of Sales and Marketing shall also be entitled to receive up to $15,000 for all of fiscal 2005, half of which (up to $7,500 per year) will be based on total bookings to the Sales Manager Plan and the other half of which (up to $7,500 per year) will be based on total Software Bookings to the Sales Manager Plan, as set forth in the graphs below:

Total Bookings To Sales
Manager Plan	Commission Factor
Equal to or greater than 80%	Percentage payout equal to the percentage achieved
Equal to or greater than 60% but less than 80%	50% payout
Less than 60%	No Payout

Total Software Bookings
To Sales Manager Plan	Commission Factor
Equal to or greater than 80%	Percentage payout equal to the percentage achieved
Equal to or greater than 70% but less than 80%	50% payout
Less than 70%	No Payout

The quota for Total Bookings to Sales Manager Plan is $1,195,313. The quota for Total Software Bookings to Sales Manager Plan is as follows: Q1 - $600,000, Q2 - $700,000, Q3 - $650,000 and Q4 - $750,000. Commissions for Total Bookings shall be paid quarterly.

Product Coverage

This Plan includes all NaviSite product and service lines.

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Customer/Product Definitions

A customer is defined as any account or group of accounts associated by the same name or billing address, same contact name or linked Corporate Identification numbers or payer. This encompasses all separate physical locations of an entity, and includes any individual signer of a Letter of Agency (“LOA”) or any member of a board or committee with authorization to sign on behalf of a specific customer. A customer also includes any company, partnership, or other type of business that has a centralized decision-making process for hardware, software, and connectivity requirements, regardless of the number of offices, subsidiaries, or parts of the business that may eventually be served by NaviSite.

New Business – New Business is defined as (i) contracts signed and sold within a territory for the first time, (ii) new opportunities with an existing client which require a contract addendum, amendment, sales order, or service order for additional MRR, (iii) any changes to a statement of work for NRR within a six month period of the original contract, (iv) opportunities with a person or entity which was a customer previously (terminated for at least 90 days), or (v) any additional business that is written within the first six months of “go-live” or contract signing, whichever is longer. The hosting business is subject to a minimum contract of one year and all business is subject to acceptable terms, including credit approval.

Previous customers who were acquired or had assets acquired by an existing customer are not considered new customers and do not qualify as New Business.

Where a contract allows for early termination, commission shall not be paid for the portion of the contract that may be canceled. For example, where a contract is executed for a 24 month term with an option to terminate after 12 months, the initial commission paid shall be for a 12 month term. If a customer does not terminate early and the terms of the contract remain the same, commission shall be paid for an additional 12 months of New Business. If the contract is renegotiated after an early termination and MRR is increased, commission will be paid on the term of the renegotiated contract as New Business. If the contract is renegotiated such that MRR is reduced, commission will be paid on the term of the renegotiated contract as a Renewal.

A contract may be credited towards earned quota, provided that the contract is signed within three (3) business days following the last day of the month.

Renewals - Renewals are excluded from the calculation of quota attainment for New Business and are subject to a separate commission structure as set forth in this paragraph. The aggregate renewal commissions paid to all individuals participating in the Renewal, e.g., Sales Managers, Vice Presidents of Sales, Sales Engineers, Sales Engineering Managers, Client Partners, Client Managers, Customer Relationship Managers and Vice Presidents, shall be 1.5% of the TCV (the “Renewal Commissions”). The Renewal Commissions shall be allocated and paid to those individuals participating in the Renewal, as determined by the Chief Financial Officer; provided, however, that (i) in no event shall the Renewal Commissions paid to all individuals participating in the Renewal exceed $20,000 in the aggregate for any Renewal and (ii) no Renewal Commissions shall be paid on contracts of less than twelve (12) months.

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PART II: PLAN DESCRIPTION

Incentive Pay and Performance Expectations

The incentive pay in this Plan is based on the Senior Vice President of Sales & Marketing meeting and exceeding sales and performance expectations. Examples are for illustrative purposes only and are not legally binding. The amount of commission earned is subject to limitations in the Plan and the Senior Vice President of Sales and Marketing’s individual performance.

Commission-Eligible Sales

In order to book sales activity and earn commissions, the following criteria must be met:

1.	Each Service type must be correctly documented (all approvals must be obtained prior to the signing of the contract by an authorized representative of the customer and NaviSite) and accepted via the customer’s signature.

2.	The Service must be accepted and entered into order processing system.

3.	The Service type must be a new sale, not already serviced by the Company.

The Company reserves the right to refuse any order for any reason.

Accelerator Bonus:

In addition to the commission earned based on achievement of your quotas, you may earn an accelerator bonus based on performance over 100% of your quota for any given quarter, subject to satisfying or exceeding 100% of your year-to-date quota. In the following example, you would earn an accelerator of 0.15 based on the performance of 112.8% of quota. The accelerator bonus is equal to the accelerator factor multiplied by the amount of commission applicable to the amount by which your actual commission earned (“Actual Commission”) exceeds your quota (“Quota Commission”) for a given quarter. Payments for accelerator performance will be disbursed in the month following the end of the quarter in which such accelerator bonus is earned. The TCV quotas must both be met on a quarterly and a year-to-date basis in order to achieve the accelerator bonus.

Year to Date Performance Measurement
Performance	Factor

Greater than 150%	0.50
Greater than or equal to 125% and less than150%	0.30
Greater than or equal to 110% and less than 125%	0.15
Greater than or equal to 105% and less than 110%	0.10
Greater than or equal to 100% and less than 105%	0.05
Less than 100%	0.00

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Year to Date Performance Measurement
Performance	Factor

Quarterly Quota	$14,624,250
Quarterly Actual	$16,500,000
Commission Rate	0.205%
Quarterly Quota Commission	$29,980
Quarterly Actual Commission	$33,825
Quarterly % of Performance	112.8%
Accelerator	0.15

Quarterly Accelerator Bonus	$577

Total commission + accelerator	$34,401.79

PART III: COMMISSION PLAN POLICIES

Channel Sales

The mission of the Direct Sales organization is to identify prospects and sell Services to end-user customers. The Direct Sales organization may use alternate sales channels to enhance this endeavor.

Commissions will be earned on contracts obtained through the following registered channels that are approved in advance by the Chief Financial Officer, provided a minimum of a 50% flow-through margin is achieved:

1.	Aggregators

2.	ISV’s

3.	Re-sellers

4.	Re-billers

5.	Re-filers

6.	Third Party Arrangements

7.	Regional Systems Integrators

Commissions are not earned for accounts that are subsequently credited or canceled because of allegations of misrepresentation or fraud. Misrepresentations may occur when an employee makes representations to the Customer, either intentionally or unintentionally, that differ from or are contrary to the Services, rates, amounts, or other terms actually provided by or billed by NaviSite. Commissions calculated based on misrepresentation and/or fraud are not earned commissions and will be withheld (or recovered if already paid) regardless of whether the customer disputes any or all of the associated charges. Commission payments also may be delayed for up to thirty days if an account is being reviewed for possible misrepresentation or fraud.

Commissions are not earned until NaviSite has had an opportunity to audit payments. NaviSite reserves the right to audit any commission calculated under this Plan at any time. This may

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result in a delay in payment. Commissions are not earned in instances involving chargebacks as described elsewhere in this Plan.

President’s Club:

Should the company hold a 100% of TCV club, or “President’s Club”, it will be held at the sole discretion of NaviSite’s senior management based on NaviSite’s overall performance and market conditions. Your TCV quotas must be met on a year-to-date basis in order to be included in the “President’s Club”.

PART IV: PLAN ADMINISTRATION

New Hires

New hires are eligible to earn commissions on their first day of employment.

Transfers or Promotions

If an employee is transferred or promoted to another position within NaviSite, he/she will receive payment for earned commissions through the last day of his/her previous position in accordance with the terms of this Plan and disbursed on the regularly scheduled commission pay date.

Termination

If employment is terminated for any reason the employee will receive commissions earned. Final commission payments will be paid in the standard processing and payment schedule. The employee agrees and acknowledges that a significant portion of the duties and responsibilities required to earn commissions under this Plan include ongoing obligations regarding customer satisfaction, customer retention and collections which must be performed before all commissions become earned, due or payable. Only the commissions that are fully earned, due and payable for sales orders prior to voluntary or involuntary termination will be paid within 30 days after the termination of the employee’s employment, provided, however, if receipt of full payment of a customer’s MRR and NRR invoices occurs subsequent to the employee’s termination, then the employee will be paid the remaining 50% commission allocable to such Services in the month following such payment to NaviSite. Except as specifically provided in the preceding sentence, no commissions shall be earned, due, payable or paid on this Plan or any previous compensation agreement subsequent to termination of the employee’s employment.

Regardless if the termination is voluntary or involuntary, the employee remains responsible for any pending chargebacks owed to NaviSite and the employee agrees to allow NaviSite to deduct such chargeback from any and all amounts due from NaviSite, including without limitation accrued vacation and/or the employee’s final paycheck. Upon termination of employment with NaviSite, all employees will be subject to a commission audit. NaviSite will pursue recovery of pending charges. Except where prohibited by applicable law, any amounts due to the employee at the time of termination shall be held until all chargebacks can be computed.

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Vacation Time

As an employee of NaviSite, vacation time will accrue per the company’s vacation policy. Sales quotas are measured on a monthly basis. No adjustments are made to the sales quotas while on vacation.

Leave of Absence

Employees on leave of absence do not earn commissions for sales occurring during their absence. When an employee covered under this Plan returns from a leave of absence to active full-time employment, they will be paid the commissions earned during the first full week of service following the leave of absence. For further information on policies regarding disability and leaves of absence, please refer to Human Resources.

Chargebacks

Under this Plan, chargebacks are used to account for the payment of unearned commission. For example, any commission paid in error, or as a result of abuse and/or fraud and/or misrepresentation, shall be subject to chargeback, irrespective of whether the customer pays any or all charges associated with the abuse and/or fraud and/or misrepresentation. Similarly, if a NaviSite customer deactivates, disconnects, or cancels any commissionable account, for any reason, within 90 days of installation, commission on the account is subject to a chargeback equal to 100% of the commission previously paid. NaviSite reserves the right to chargeback commissions paid when the customer does not pay the invoiced charges or where those charges are offset by credits. Other instances where chargeback occur are as follows:

1.	Any customer cancellation or disconnection for any reason in the first three (3) billing periods;

2.	Sales that are rejected by NaviSite for any reason;

3.	Sales that are deemed un-installable by NaviSite; and

4.	Upgrades of an existing customer where no additional MRR is documented in an addendum, amendment, sales order or service order.

A chargeback is a debt of the employee to NaviSite, regardless of the reason for the chargeback. This debt will be deducted first from any pending commission or bonus payments owed to the employee and then from any accrued vacation.

At-Will Employment Status

Neither this Plan nor anything contained in it shall affect the employee’s status as an employee-at-will. This Plan is not intended in any way to create and does not create a term of employment or an employment contract, express or implied, between the employee and NaviSite, nor does it limit or restrict NaviSite with respect to the creation or termination of relationships with its employees. As an employee-at-will, the employee’s employment with NaviSite may be terminated at any time, with or without cause, and with or without notice by the employee or NaviSite.

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Interpretations

The final interpretation of any provision contained in this Plan will be made by NaviSite’s Chief Financial Officer.

General Provisions

1. The beginning and ending dates of any employee’s eligibility for commissions are based on the employee’s Human Resources status and effective date. An employee’s status (Active or Terminated) on the first day of the week determines whether the employee is eligible for commissions.

2. The details of this Plan describe the commission component of the above named employee’s commission compensation and, as such, are part of the terms and conditions of employment with NaviSite. The Plan is not effective until the Plan Acknowledgement Form is agreed to and signed by the employee. NaviSite reserves the exclusive right to amend, supplement, supersede or terminate any compensation plan, including those for commissions or bonuses, at any time and at its own discretion with or without notice. NaviSite reserves the right to assign employees to another compensation plan or to remove employees from eligibility under this Plan at any time at its sole discretion.

3. Any modification of NaviSite’s contractual documents, account information, sale process, or customer acquisition that is not authorized by an appropriate NaviSite executive shall be subject to disciplinary action, including but not limited to termination. NaviSite reserves the right to recover any commission paid as a result of such activity.

4. All reports and records of NaviSite customers created by any NaviSite employee are the confidential proprietary property of NaviSite. Customer reports and records, and any information contained in them, shall only be disclosed to employees of NaviSite who need this information for performing their responsibilities.

5. Disputes arising from commission payments, or lack thereof, must be filed in writing with the Chief Financial Officer within 90 days of the actual or expected commission pay date. Claims filed 91 days after the actual or expected commission pay date are void and the employee agrees that he/she has waived any such claims.

6. The employee agrees that at all times while acting on NaviSite business he/she will conduct himself/herself in a manner that does not adversely impact NaviSite or its service. The employee also agrees to conform to all policies and procedures promulgated from time to time by NaviSite.

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Part V: Plan Acknowledgement Form

I have received and read a copy of the April 1, 2005 – July 31, 2005 NaviSite Senior Vice President of Sales and Marketing Amended Compensation Plan (the “Plan”). I have read the Plan and have had an opportunity to ask questions regarding the Plan. I acknowledge that the terms and conditions of this Plan shall apply to me with regard to any and all matters pertaining to any commissions for the specified time period of this Plan while I am employed by NaviSite in the position of Senior Vice President of Sales and Marketing, subject to the effective dates of this Plan. I further acknowledge that the Plan is effective April 1, 2005 through July 31, 2005, unless amended, supplemented, superseded, or terminated by NaviSite. Incentive payments awarded as bonuses may be covered under a separate document. NaviSite may amend, supplement, supersede, or terminate any compensation plan, including those for commissions and/or bonuses, at any time, at its own discretion, including the Plan. In addition, I understand that this Plan is a term and condition of my employment. As such, a copy of this Plan Acknowledgement Form, with my signature, must be on file with Human Resources prior to being paid any commission under this Plan and no later than 5 business days from the receipt of this Plan.

/s/ Stephen Pace	May 04, 2005

Stephen Pace	Date
Senior Vice President of Sales and Marketing

NaviSite, Inc.

By:	/s/ John Gavin	May 04, 2005
	John Gavin	Date
Chief Financial Officer

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